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                THIS LEASE made as of the 25th day of May, 1999.

                 IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT.

                                    BETWEEN:
                      RAFFAELE CERUNDOLO and TONY TAURASI
                     T & R CONSTRUCTION AND MANAGEMENT INC.
                  (hereinafter referred to as the "Landlord")

                               OF THE FIRST PART;

                                    - and -

                       TRANSCONTINENTAL GOURMET FOODS INC
     a company incorporated pursuant to the laws of the Province of Ontario

                   (hereinafter referred to as the "Tenant")

                              OF THE SECOND PART.

            WHEREAS the Landlord (by its management company) and the Tenant have agreed, pursuant to an Offer to Lease dated May 25, 1999, that the Landlord would lease unto the Tenant and that the Tenant would lease from the Landlord the building of the demised premises municipally known as 610 Oster Lane in the municipality of Concord having an area of 39,008 square feet on the terms and conditions contained in the said Offer to Lease;

            IN CONSIDERATION of the rents hereby reserved and the covenants herein contained, the Landlord and the Tenant hereby covenant and agree as follows:

1. DEMISE OF LEASED PREMISES AND TERM

            The Landlord hereby demises and leases unto the Tenant those lands and premises situate in the building (the "Building") municipally known as 610 Oster Lane in the Municipality of Concord in the Province of Ontario and being 94% of the entire building (the "Leased Premises") as more particularly shown outlined in red on Schedule "A" attached hereto, for and during a fixed term that shall be completed and ended on the 31st day of December, 2002 (the "Term").

2. RENTABLE AREA AND PROPORTIONATE SHARE

            THE LANDLORD AND TENANT HEREBY ACKNOWLEDGE AND AGREE that, for the purposes of all financial calculations herein, the rental floor area of the Leased Premises shall be deemed to be 39,008 square feet, comprised of Unit One consisting of 8190 square feet, Unit Two comprised of 10,164 square feet, Unit Three consisting of 10,490 square feet, and Unit Four consisting of 10,164 square feet.

3. BASE RENT

            DURING THE TERM, THE TENANT COVENANTS AND AGREES TO PAY NET RENT TO THE LANDLORD (hereinafter referred to as "Base Rent") in advance on the first day of each and every month of each and every year of the Term as follows:

      (a) during the rental year commencing on the 1st day of January, 2000 and ending on the last day of December, 2000, the Tenant shall pay Base Rent in the amount of ONE HUNDRED EIGHTY NINE THOUSAND ONE HUNDRED EIGHTY EIGHT DOLLARS AND EIGHTY CENTS ($189,188.80) in equal consecutive monthly installments of FIFTEEN THOUSAND SEVEN HUNDRED SIXTY
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            FIVE DOLLARS AND SEVENTY THREE CENTS ($15,765.73) representing a rental rate of $4.85 per square foot per annum;

      (b) during the rental year commencing on the 1st day of January, 2001 and ending on the last day of December, 2001, the Tenant shall pay Base Rent in the amount of ONE HUNDRED NINETY SIX THOUSAND NINE HUNDRED NINETY DOLLARS AND FORTY CENTS ($196,990.40) in equal consecutive monthly instalments of SIXTEEN THOUSAND FOUR HUNDRED FIFTEEN DOLLARS AND EIGHTY SEVEN CENTS ($ 16,415.87) representing a rental rate of $5.05 per square foot per annum;

      (c) during the rental year commencing on the 1st day of January, 2002 and ending on the last day of December, 2002, the Tenant shall pay Base Rent in the amount of TWO HUNDRED TWO THOUSAND EIGHT HUNDRED FORTY ONE DOLLARS AND SIXTY CENTS ($ 202,841.60) in equal consecutive monthly instalments of SIXTEEN THOUSAND NINE HUNDRED THREE DOLLARS AND FORTY SEVEN CENTS ($ 16,903.47) representing a rental rate of $5.20 per square foot per annum;

            Upon the request of the Landlord, the Tenant shall present to the Landlord on or before the commencement of each rental year of the Term, a series of monthly post-dated cheques for each such year of the Term comprising the sum of the monthly Base Rent and such taxes and other payments of Additional Rent as may be estimated by the Landlord in advance.

4. ADDITIONAL RENT

            The Tenant acknowledges and agrees that the payment of Base Rent as herein provided shall be net to the Landlord and that the Tenant shall be responsible for payment of all charges, levies, taxes and expenses whatsoever and howsoever pertaining to the Leased Premises, save and except for matters which are the Landlords' responsibility under the terms of this lease and save and except only items of a nature personal to the Landlord such as the income and capital taxes of the Landlord. Any and all sums of money or charges required to be paid by the Tenant under this Lease (except Base Rent) shall be deemed to be "Additional Rent", whether or not the same are designated as Additional Rent hereunder, and whether or not the same are paid to the Landlord or otherwise, and all such sums are to be payable in lawful money of Canada without any deduction, set-off or abatement whatsoever. Additional Rent may be estimated by the Landlord from time to time and such estimated amount is payable by the Tenant in monthly instalments in advance with annual adjustments, if necessary, and all Additional Rent shall be deemed to be accruing due on a day to day basis. (Base Rent and Additional Rent shall hereinafter collectively be referred to as "Rent").

5. SECURITY DEPOSIT

            The Landlord acknowledges that it has received from the Tenant of the sum $0. The Landlord agrees that the sum of $0 is to be applied against Rent (including GST) for the first, month of the Term with the balance, being $11,082.74 (the "Security Deposit") to be held by the Landlord, without liability for interest, as security for the faithful and complete performance by the Tenant of all the terms, covenants and obligations under this Lease by the Tenant to be kept, observed and performed during the Term and any renewal thereof. The Landlord agrees to return the Security Deposit to the Tenant following expiry of the Term, provided the Tenant is not in default of any of its obligations herein. If at any time during the Term, Rent or any other sums payable by the Tenant hereunder are overdue and unpaid, or if the Tenant fails to keep or perform any of the terms, covenants and conditions of this Lease to be kept, observed and performed by the Tenant, then the Landlord, at its option, may appropriate and apply the Security Deposit, or part thereof, as compensation to the Landlord for costs, expenses or fees incurred by the Landlord due to such breach by the Tenant. If the Security Deposit, or any portion of it, is appropriated or applied by the Landlord hereunder, then the Tenant shall, upon demand by the Landlord, forthwith remit to the Landlord a sufficient amount
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in cash to restore the Security Deposit to the original sum herein, and the
Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease.

6. LANDLORD'S COVENANTS

      THE LANDLORD COVENANTS AND AGREES with the Tenant as follows:

(a) That if the Tenants pays Rent and performs all of its obligations under this Lease, the Tenant shall be entitled to peaceable and quiet enjoyment of the Leased Premises;

(b) The Landlord has the full right, power and authority to lease the Leased Premises in accordance with the terms and conditions herein contained;

(c) The Landlord consents to give Transcontinental Gourmet Foods the first right of refusal for the space in Unit # 1 currently occupied by Kay Enterprises.

7. TENANT'S COVENANTS

            THE TENANT COVENANTS AND AGREES with the Landlord as follows:

      (a) To pay Rent without deduction, set off or abatement to the Landlord to such place as the Landlord may from time to time designate;

      (b) To pay to the Landlord, as Additional Rent, any and all goods and services taxes, sales taxes and any other like taxes, whether existing or imposed at a later date ("Sales Taxes") that may be eligible, levied or assessed in respect of the Leased Premises, the payment of Additional Rent or any other supply of goods or services to the Leased Premises;

      (c) To pay, as Additional Rent, in each and every year during the Term, directly to the Landlord or to the taxing authority as the Landlord may direct from time to time all real property taxes (including penalties for non-payment by the Tenant thereof), local improvement rates, provided that, in the case of local improvement rates which may by law be payable in installments, the Tenant is only obligated to pay such installments as fall due or would fall due during the term, business assessment taxes, impost charges, levies, rates, duties and assessments of any nature or kind whether special or general that may be levied, rated, charged or assessed against the Leased Premises or any part thereof, from time to time by any taxing authority, whether federal, provincial, municipal, school or otherwise, and including, but without limitation, any such taxes payable by the Landlord which are imposed in lieu of or in addition to or as a substitute for such real property taxes or on account of the Landlord's ownership of the Leased Premises, whether of the foregoing character and whether or not same existed at the commencement of the Term (hereinafter referred to as the "Real Property Taxes"); provided that if the Leased Premises are not assessed separately from the remainder of the Building, the Tenant's Proportionate Share of Real Property Taxes shall be determined by the Landlord acting reasonably and the Tenant shall be responsible for prompt payment of Real Property Taxes in accordance with said determination;

      (d) To furnish to the Landlord all tax bills, assessments or other notices pertaining to the Leased Premises or the Building forthwith upon receipt of same by the Tenant;

      (e) To pay, as Additional Rent, from time to time as and when determined by the Landlord, its Proportionate Share of Real Property Taxes, utilities, maintenance, landscaping, snow clearing or other charges pertaining to the common areas of
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            the Building and any part of the lands upon which the Building is situate that are not leased exclusively to any other tenant of the Building;

      (f) To pay throughout the Term all utility and other charges relating to the Leased Premises including, without limitation, all charges in connection with heating, water, electrical current, gas and any other public or private utilities or services, and including any fees or rental charges for equipment, meters, apparatus, water heaters or other things leased in respect thereof, and for all work, services or installations performed by any corporation or commission in connection with any public utilities that may be supplied at any time to the Leased Premises;

      (g) To operate, maintain, paint and keep the Leased Premises and every part thereof including, but not limited to, the washrooms, plumbing, heating, ventilating and air conditioning equipment and any and all other appurtenances thereon in good and substantial repair and condition throughout the Term as they would be kept by a prudent and careful owner, excepting only major repairs to or replacements of heating and mechanical equipment unless such repairs or replacements were caused the acts, negligence or omissions of the Tenant;

      (h) To diligently and thoroughly carry out any and all necessary repairs and replacements to the Leased Premises and every part thereof as would a prudent and careful owner, excepting only structural maintenance and repairs to the roof of the Building, unless such repair or replacement is caused by the acts, negligence or omissions of the Tenant;

      (i) To promptly comply with and conform to the requirements of all applicable statutes, laws, by-laws, regulations, ordinances and orders from time to time or at any time in force during the Term and affecting the condition, maintenance, use or occupation of the Leased Premises or equipment situate thereon and with every applicable regulation, order and requirement of the Insurance Advisory Organization of Canada, or any body having a similar function or of any liability or fire insurance company by which the Landlord and Tenant or either of them may be insured at any time during the Term;

      (j) In the event of the observance of any apparent structural defect or other damage to the Leased Premises or the Building by any cause, to give notice in writing to the Landlord of such defect or damage forthwith upon the same becoming known to the Tenant;

      (k) To permit the Landlord to enter upon and view the state of repair and maintenance of the Leased Premises and to immediately furnish the Landlord with a key, and any replacement or replacements thereof, for entry to the Leased Premises;

      (l) That upon the expiration or earlier determination of the Term, the Tenant shall peaceably surrender and deliver up the Leased Premises in a broom-swept condition and free and clear of all waste, materials, debris and rubbish, together with any appurtenances, erections or improvements made therein or thereon in a good state of repair and maintenance consistent with a first class industrial building, (the condition of the Leased Premises at the commencement of occupancy by the Tenant being accepted by both parties as standard first class commercial), save and except reasonable wear and tear only, and matters which are the Landlord's responsibility pursuant to the Tenant shall surrender and deliver to the Landlord all keys to the Leased Premises;

      (m) To keep all sidewalks, entrance ways, exits, steps and platforms leading to and from the Leased Premises free and clear of all snow, ice and debris;
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                                       5


      (n) That the Leased Premises shall be used exclusively by the Tenant throughout the Term and only for the following purposes: manufacture frozen foods and general offices;

      (o) That the Tenant will not carry on, or permit or acquiesce in the carrying on of, in or about the Leased Premises any illegal or improper business activity or any activity which shall, in the reasonable opinion of the Landlord, be deemed to be a nuisance to any other person or business;

      (p) To assume the sole responsibility and cost of heating and cooling of the Leased Premises with the heating, ventilating and air conditioning equipment, if any, supplied by the Landlord;

      (q) That the Tenant will not assign, sublet or part with possession of the Leased Premises, or any part thereof, or share the occupation of the Leased Premises, or any part thereof, without the consent of the Landlord in writing being first obtained, which consent is not to be unreasonably or arbitrarily withheld;

      (r) That the Tenant will not place anything on the roof or in any way make any opening in the roof for stacks or other purposes, or in any way alter the interior or exterior walls or structure of the Building or the Leased Premises without the prior written consent of the Landlord;

      (s) That all loading and unloading of merchandise, supplies, materials, chattels, equipment, garbage and refuse, with the exception of the Tenant's general office supplies, shall be made only through or by means of the shipping doors so designated by the Landlord;

      (t) To notify the Landlord forthwith of any change in the effective management or control of the Tenant, shall be deemed to be assignment within the meaning of paragraph 7(r) of this Lease and shall require the prior written consent of the Landlord in the same manner as any assignment or subletting;

      (u) Not to allow any ashes, refuse, waste material, debris, garbage or other loose or objectionable material to remain or accumulate on or about the Leased Premises or the Building and not to use any outside garbage or other containers unless first approved by the Landlord, which shall not be unreasonably withheld.

      (v) That it will not install any signs or advertising material upon the Leased Premises without the prior written consent of the Landlord and in strict conformity with municipal and local by-laws; provided that the Tenant shall remove all such signs (which shall remain the property of the Tenant throughout the Term) and repair any and all damage caused thereby on or before the expiry of the Term;

      (w) That the Landlord shall have the right at any time during the Term to place upon the Leased Premises a notice of reasonable dimensions, and reasonably placed so as not to interfere with the Tenant's business, stating that the Leased Premises are for sale, and at any time during the last six (6) months of the Term that the Leased Premises are to let and the Tenant shall not remove such notices, or permit the same to be removed;

      (x) That the Tenant shall not abandon or vacate the Leased Premises prior to the expiration of the Term for a period of over ten (10) business days;

      (y) Not to permit any lien or encumbrance to be registered on or against title to the lands comprising the Leased Premises (except as contemplated in Section 6).
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8. NON-PAYMENT OR NON-PERFORMANCE BY TENANT

            IN THE EVENT that the Tenant shall make default in the payment of any moneys or charges required to be paid by it and such default shall continue for 7 days after notice that is given to the Tenant or shall make default in the performance of any covenant or the doing of any thing required to be performed or done by it hereunder, and such default shall continue for 15 days (or such longer period as is reasonable to remedy same) after notice thereof is given to the Tenant, then the Landlord shall have the right to pay any such sum so in default or to perform or do any such thing and such sums so paid or the costs of performing or doing such things shall in every such case be deemed to be Additional Rent and shall be payable by the Tenant in accordance with the provisions of this Lease. The Landlord shall be entitled to charge all such moneys or charges to the Tenant together with an administrative and managerial fee of fifteen (15%) of the said payment and the Tenant shall pay such charges forthwith on demand, and the Landlord, in addition to any other rights or remedies available to it, shall have the same remedies and may take the same steps for the recovery of all such moneys or charges as it might have taken for the recovery of Rent in arrears under the terms of this Lease. Any and all arrears of Rent shall bear interest at the rate of fifteen (15%) per cent per annum, calculated monthly, from the time such arrears were due and payable until full payment is received by the Landlord.

9. TENANT'S OPTION TO RENEW

            If the Tenant has not been in default of any obligation or covenant herein, then the Tenant shall have the option to renew the term of the within Lease for one renewal period of five (5) years, subject to the following terms and conditions:

      (z) The Tenant shall give the Landlord written notice of its intention to exercise this option at least six (6) months, but not more than twelve (12) months, prior to expiry of the Term;

      (aa) The tenancy of the Tenant in the Leased Premises shall be on the same terms and conditions as are set out herein except that there shall be no further option to renew and except that the Base Rent for the renewal period shall be negotiated and agreed to by the Landlord and the Tenant no later than three (3) months prior to the commencement of the applicable renewal period and shall be based on the fair market rental rate at the time of expiry of the Term for premises similar to the Leased Premises in the immediate vicinity of the Leased Premises; and

      (bb) In the event the Tenant and the Landlord cannot agree upon the Base Rent for the aforesaid renewal period, the matter shall be referred to arbitration to be resolved in accordance with the provisions of this Lease.

[Reference to "Term" in this Lease shall include the renewal period, if applicable and if the context reasonably permits.]

10. INSURANCE

            The Tenant covenants and agrees to obtain and maintain, at its sole cost and expense, and to keep in full force and effect during the Term such insurance as may be requested by the Landlord, which insurance coverage shall, without limitation, include the following:

      (cc) All risk, replacement cost and stated amount insurance for the full reconstruction value of the Leased Premises and all Tenant's improvements, equipment and other property on or about the Leased Premises and including loss of rental income insurance;

      (dd) Broad form comprehensive boiler and machinery insurance on all insurable objects located on the Leased Premises in amounts reasonably satisfactory to the Landlord;
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      (ee)  Plate Glass insurance;

      (ff) Liability insurance of not less than $2,000,000.00 inclusive of all injuries or death to persons and damage to property of others arising from any one occurrence.

            All such insurance policies shall name the Landlord as additional insured as its interest may appear and shall waive recourse and any other rights of subrogation against the Landlord, its officers, directors, employees and agents and shall be on terms and conditions and with insurers satisfactory to the Landlord.

            The Tenant covenants and agrees to deliver full copies of any proposed insurance policies to the Landlord for the Landlord's prior approval. If the Landlord approves of such insurance policy, then no policy shall be canceled or its coverage reduced without ten (10) days prior written notice to the Landlord. The Tenant covenants and agrees to maintain all such insurance in good standing at all times and to pay premiums thereon as and when same become due. The Landlord shall at all times be supplied with proper evidence of such insurance being in force and if the Tenant shall fail to make payments on any such premium as and when the same becomes due or fails to promptly furnish to the Landlord satisfactory evidence of such insurance or the renewal thereof prior to its expiration, then the Landlord shall be entitled to effect such insurance and any premium paid by the Landlord shall be recoverable from the Tenant upon demand in the same manner as herein provided for collection of Rent in arrears.

            The Tenant shall not do or permit to be done any act or thing whereby the insurance coverages in respect of the Leased Premises, may be increased in premium or cancelled by the insurer, or the Leased Premises shall be rendered uninsurable, and if by reason of any act done or permitted or any omission, as the case may be, by the Tenant, or its agents or employees, the said insurance coverage, or any of them, shall be increased in premium, then the Tenant shall be liable to pay all of such increase in premium with respect to the entire coverages and this notwithstanding that the Tenant occupies only a portion of the Building or premises covered by such insurance coverages. If the Leased Premises shall be rendered uninsurable or if the said insurance coverages or any of them shall be cancelled by reason of any act done or permitted, or any omission, as the case may be, by the Tenant, then the Landlord after giving the Tenant three (3) days notice within which to place the required insurance coverage or coverages shall, at its absolute discretion, have the right terminate this Lease.

11. ALTERATIONS AND FIXTURES

      (gg) The Tenant may from time to time, at its expense, paint or decorate the Leased Premises and appurtenances thereof, or make such changes, alterations or improvements or add such trade fixtures as will, in the judgement of the Tenant, better adapt the Leased Premises for its business provided that all such changes, alterations, improvements or works comply with all statutes, regulations or by-laws of any municipal, provincial or other authority and further provided that any changes, alterations, improvements or works to the interior or exterior walls, landscaping, paving, roof, stairwells or other structures situate in or on the Leased Premises shall not be made unless the written consent of the Landlord thereto shall have been first obtained and such consent shall not be reasonably withheld.

      (hh) Upon the termination of this Lease, all alterations, fixtures, additions and improvements other than the Tenants equipment, (freezers) which may be made or installed upon the Leased Premises and which in any manner are attached to the floors, walls and ceilings of the Building or any other part of the Leased Premises, shall, at the option of the Landlord, remain upon and be surrendered with the Leased Premises as a part thereof, without disturbance, molestation or injury. If any additional or new locks are placed upon or affixed to the Leased Premises, such locks and keys shall be handed over to the Landlord upon the termination or surrender of this Lease. Provided further that the Landlord may, at its option, require the Tenant to restore the Leased Premises to the same condition
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                                       8


            as it was in at the commencement of this Lease and before any alterations, additions, or improvements had been made to the Leased Premises by the Tenant, reasonable wear and tear excepted.

      (ii) The Tenant shall not during the Term or upon termination of this Lease remove or carry away from the Leased Premises any fixtures, structures, equipment or part thereof or any plumbing, heating, ventilating, lighting equipment, wiring or electric panels and services, or other building services without the written consent of the Landlord being first obtained.

12. ENVIRONMENTAL INSPECTION

      (ii)  In this Lease:

            (i) "Environmental Inspection" shall mean a partial or complete inspection and audit of the Leased Premises and the environmental practices of the Tenant thereon by the Landlord, its employees or agents and shall include such visual inspections, soil, air and other tests as the Landlord shall reasonably believe to be necessary;

            (ii) "Hazardous Substance" shall mean any substance that requires special precautions in its storage, collection, transportation, treatment or disposal to prevent damage to persons or property and includes explosive, flammable, volatile, radio-active, toxic and pathological waste.

      (kk) The Landlord shall have the right to conduct an Environmental Inspection of the Leased Premises at any time and from time to time throughout the Term. In the event that the Environmental Inspection reveals that the Tenant is storing, handling, transporting, manufacturing, processing or otherwise dealing with (hereinafter collectively "handling") any Hazardous Substance in a manner unsatisfactory to the Landlord, the Landlord shall give the Tenant fifteen (15) days within which to amend its manner of handling such Hazardous Substance to comply with effective environmental protection practices and the manner in which the Landlord indicates such substances must be handled. The Tenant shall further forthwith carry out such procedures as are, in the sole opinion of the Landlord, necessary to correct any damage which may have been done to the Leased Premises or any other property of the Landlord.

      (ll) In the event that the Tenant shall be in default of the provisions hereof or commit any breach of environmental legislation and shall fail to amend its practices or take such corrective measures as are required hereunder, the Landlord shall have the right to enter upon the Leased Premises and carry out such procedures as are, in the sole opinion of the Landlord, necessary to correct any damage which may have been done to the Leased Premises or any other property of the Landlord and to forestall any potential damage which in the opinion of the Landlord may be created by the unsatisfactory handling of Hazardous Substances and, in addition to and without limiting any other remedies available to the Landlord, the Landlord may, on seven (7) days notice to the Tenant, terminate the Lease. The Tenant shall pay to the Landlord as additional rent, forthwith upon demand, the costs of any Environmental Inspection conducted by the Landlord together with the costs, if any, to carry out such procedures required to correct any environmental damage or to forestall any potential damage due to the unsatisfactory handling of Hazardous Substances by the Tenant.

13. DEFAULTS AND REMEDIES

      (mm) PROVISO for re-entry by the Landlord on non-payment of Rent or non-performance of covenants. The Tenant and Landlord hereby agree that, subject to
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                                       9


            the covenants of the Landlord contained in Article 6 of this Lease, if and whenever Rent, or any part thereof, shall be unpaid on the date upon which the same ought to have been paid by the Tenant, after at least 7 days notice has been made therefor, or in the case of a Breach therefor, or in the case of the breach or non-performance of any of the other covenants or agreements herein contained on the part of the Tenant provided in such case formal written demand by the Landlord has been made and the Tenant has failed to properly cure such damage or default within fifteen (15) days of notice being given in accordance with the terms of this Lease, then and in either of such cases it shall be lawful for the Landlord at any time thereafter, at the option of the Landlord, to enter into and upon the Leased Premises or any part thereof in the name of the whole and have again, repossess and enjoy the same as of its former estate and terminate this Lease or itself take steps to do or cause to be done such things as may be necessary to remedy and correct such defaults and charge same to the account of the Tenant as Rent. Provided further that in the event that the Landlord shall elect to make a re-entry as hereinbefore provided, any re-entry or other action so taken shall not be deemed to relieve the Tenant of its obligations to pay Rent and any other moneys payable hereunder which obligations of the Tenant shall continue to accrue and be payable until such time as the Landlord is able to re-let or otherwise deal with the Leased Premises in such manner that it does not sustain any loss should the Tenant thereafter fail to pay the Rent and other moneys payable as Rent or otherwise under this Lease. Provided further that in addition to all other rights hereby reserved to it, the Landlord shall have the right and authority to re-enter the Leased Premises as the agent of the Tenant either by force or otherwise, and to re-let the whole or any portion of the Leased Premises for any period equal to or greater or less than the remainder of the Term and to receive the rent therefor, said rent to be any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate and in connection with any such lease, the Landlord may make such changes in the character of the improvements of the Leased Premises as the Landlord may determine to be appropriate or helpful in effecting such lease, and the Tenant shall remain liable to the Landlord for any deficiencies, damages, expenses or losses incurred by the Landlord in respect of Rent payable hereunder, it being the intention hereof that nothing herein contained and no distress or entry made by the Landlord hereunder shall in any way release the Tenant from the payment of the Rent hereby reserved during the Term and provided that the Landlord shall not in any event be required to pay to the Tenant any surplus of any sums received by the Landlord on a re-letting of the Leased Premises in excess of the Rent reserved hereunder.

      (nn) If the Term hereby granted or any of the goods and chattels of the Tenant shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant or if a writ of execution shall issue against the goods or chattels of the Tenant or if the Tenant shall make any assignment for the benefit of creditors or commit any other act of bankruptcy as defined in the Bankruptcy Act of Canada or any amendment thereto, or become a bankrupt or insolvent or take the benefit of any legislation which may be in force for bankrupt or insolvent debtors, or shall attempt to abandon the Leased Premises or to sell or dispose of its goods or chattels so that there would not, in the event of such sale or disposal be, in the opinion of the Landlord, a sufficient distress on the Leased Premises for the then accruing Rent, and moneys accruing hereunder as Rent, then the Security Deposit provided hereunder shall be forfeited and the current month's Rent together with Rent for the three months next ensuing (and for purposes hereof Rent shall include additional rent and all moneys to be paid by the Tenant under the terms of this Lease) and the Term shall, at the option of the Landlord, forthwith become forfeited and determined, in which event the Landlord may re-enter and take possession of the Leased Premises as though the Tenant, or any occupant or occupants of the Leased Premises, was or were holding over after the expiration of the Term without any right whatsoever, provided that no action by the Landlord in so doing shall be deemed to relieve the Tenant of its obligations for the payment of Rent or any other moneys payable hereunder.

      (oo) In the event the Tenant removes any of its goods or chattels from the Leased Premises outside of Tenant's ordinary course of business, the Landlord may follow the same for thirty (30) days, in the same manner as is provided for in the Landlord and Tenant Act with respect to the fraudulent removal of goods and, notwithstanding anything contained in the Landlord and Tenant Act or any other legislation, none of the goods or chattels of the Tenant at any time during the continuance of the Term situate on the Leased Premises shall be exempt from levy by distress for Rent in arrears, and that upon any claim being made for any exemption by the Tenant on a distress made by the Landlord this covenant may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying upon any such goods, the Tenant waiving as it hereby does any exemptions from distress which might have accrued to the Tenant under the provisions of the Landlord and Tenant Act.

14. OVER HOLDING

            In the event that the Tenant remains in possession of all or part of the Leased Premises after the termination of the Term without entering into any other special agreement with the Landlord, then the Tenant shall be deemed to be a monthly tenant at a monthly Base Rent equal to double the Base Rent payable during the last month of the Term, which Base Rent shall be payable together with Additional Rent on the first day of each and every month that the Tenant remains in possession of all or part of the Leased Premises and the Tenant agrees in all other respects to comply with the Terms of this Lease, including those provisions requiring performance of covenants by the Tenant and payment of Additional Rent.

15. DESTRUCTION

            It is expressly agreed that if all or part of the Leased Premises shall be materially destroyed or damaged, during the Term, then the following provisions shall apply:

      (pp) If the damage or destruction is such that the Leased Premises are render within 15 days of such damage or destruction wholly unfit for occupancy by the Tenant or if, in the opinion of the Landlord, the Leased Premises are impossible or unsafe to use and occupy and if in either event the damage, in the opinion of the Landlord, cannot be repaired with reasonable diligence within sixty (60) days from the date the Landlord has given its opinion, then the Landlord or the Tenant at any time thereafter may terminate this Lease by giving to the Tenant written notice of such termination, in which event this Lease and the Term hereby demised shall cease and be at an end as of the date of such destruction or damage and the Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage. In the event the Landlord does not so terminate this Lease, then the Landlord shall repair the Leased Premises with all reasonable speed and the Base Rent and additional rent hereby reserved shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling the Tenant to use and occupy the Leased Premises.

      (qq) If the damage be such that the Leased Premises are wholly unfit for occupancy by the Tenant, or if in the opinion of the Landlord it is impossible or unsafe to use or occupy all or part of the Leased Premises, but in either event the damage, in the opinion of the Landlord, can be repaired with reasonable diligence within sixty
            (60) days from the date the Landlord has given its opinion, then the Base Rent and additional rent hereby reserved shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling the

            Tenant to use and occupy the Leased Premises and in the proportion that the part of the Leased Premises so damaged bears to the whole of the Leased Premises, and the Landlord shall repair the damage with all reasonable speed.

16. LIABILITY

            THE TENANT HEREBY COVENANTS AND AGREES with the Landlord that the Landlord shall not be liable for, and the Tenant shall indemnify and save harmless the Landlord from any and all liability, costs, losses, claims, demands or actions for damages, injury or loss, incurred, suffered or sustained whatsoever by any person or persons in or about the Leased Premises howsoever caused, and in particular, but without in any way limiting the generality of the foregoing, the Landlord shall not be liable for any damages caused by steam, water, rain or snow which may leak into, issue or flow from any part of the Leased Premises or from water, steam, sprinkler or drainage pipes or plumbing works or for any damage caused by, or attributable to, the condition or arrangement of any electrical or other wiring or in respect of any costs, penalties or charges arising from the non-payment of any Taxes or other moneys to be paid by the Tenant under this Lease and all of the Tenant's covenants of indemnity herein contained shall survive the termination of this Lease, anything herein to the contrary notwithstanding, but nothing herein shall relieve the Landlord for liability arising by reason of the actions or negligence of the Landlord, its agents, servants, contractors, employees and authorized representatives.

            The Tenant acknowledges and agrees that reference throughout this Lease to the "acts, negligence or omissions of the Tenant" shall be deemed to include reference to the acts, negligence or omission of the Tenant's successors, assigns, subtenants, agents, licensees, affiliates, invitees, trustees in bankruptcy, employees, guests, suppliers or others acting on behalf of or at the request of the Tenant and all other persons for whom the Tenant is responsible in law.

17. STATUS STATEMENTS AND SUBORDINATION

            THE LANDLORD AND THE TENANT covenant and agree that, if and whenever reasonably required by the other party, they will confirm and consent to and become a party to any reasonable instrument relating to this Lease including, but not limited to, the delivery of statements as to the status of this Lease, which may be required by or on behalf of any purchaser, mortgagee or insurer or other person, firm or corporation which may have an interest in the Leased Premises. The Tenant further covenants and agrees that the Tenant's rights in and under this Lease shall be subordinate to any mortgage or charge now or hereafter registered against the Building and the Leased Premises provided that the mortgagee or chargee confirms to the tenant that the Tenant's rights under this lease shall not be disturbed while the Tenant is not in default despite default under any such mortgage or charge and, if requested by the Landlord, the Tenant shall execute such documents and give such further assurances as may be necessary to cause this Lease to be subordinated to such mortgage or charge.

      In addition the Landlord hereby postpones and subordinates this Lease in favour of any security held by RoyNat on any of the machinery and equipment of the Tenant in respect of any statutory right that it may have to distrain for arrears of rent or any other similar right granted by statute or existing at common law or in equity.

18. INSTALLATIONS BY LANDLORD

            THE LANDLORD and any persons authorized by the Landlord shall have the right to install, maintain and/or repair pipes, wires, ducts or other installations in, under or through the Leased Premises and the Building, for or in connection with the supply of any services to the Leased Premises and shall have the right to enter into or upon the Leased Premises for the purposes aforementioned, but nothing herein contained shall oblige the Landlord to carry out such installation, maintenance or repairs, and although the Landlord shall attempt to make all such repairs in a professional manner, the Landlord shall not be liable for any losses or damages which may be incurred by the Tenant as a result thereof, other than arising from its negligence.

19. WAIVER

            THE FAILURE OF the Landlord or the Tenant to insist upon the strict performance of any of the agreements, terms, covenants and provisoes contained in this Lease shall not be deemed to be a waiver of any rights or remedies that the Landlord or Tenant may have and shall not be deemed to be a waiver of any subsequent breach or default in any of such agreements, terms, covenants, and conditions. All rights and powers reserved to the Landlord or Tenant hereunder may be exercised either by the Landlord or Tenant or their respective agents or representatives from time to time and all such rights and powers shall be cumulative and not alternative.

20. NOTICE

            ANY NOTICE, request or demand herein provided or permitted to be given by the Tenant to the Landlord shall be sufficiently given if sent by facsimile transmission or personally delivered to the Landlord or if mailed in Ontario by postage prepaid registered mail addressed to the Landlord at 596 Oster Lane, Concord, Ontario, LAK 2C1 [fax # (905) 669-3854].

            ANY NOTICE, request or demand herein provided or permitted to be given by the Landlord to the Tenant shall be sufficiently given if sent by facsimile transmission or personally delivered to the Tenant or if mailed in Ontario by postage prepaid registered mail addressed to the Tenant at the Leased Premises.

            All notices given as aforesaid shall be conclusively deemed to have been received on the day on which such notice is personally delivered or faxed, or on the third business day following the day upon which such notice is mailed, as the case may be. Either party may, at any time, give notice in writing to the other of any change of address of the party giving such notice, and from and after the giving of such notice, the address therein specified shall be deemed to be the address of such party for the giving of notices hereunder. The word "notice" in this paragraph shall be deemed to include any request statement or other writing in this Lease provided or permitted to be given by the Landlord to the Tenant or by the Tenant to the Landlord.

21. EXPROPRIATION

            If at any time during the Term any public body or paramount authority shall take or expropriate the whole or a portion of the Leased Premises, then the Landlord shall be entitled to any compensation awarded for settlement for the lands so taken or expropriated and the Tenant hereby assigns, transfers and sets over unto the Landlord all the right, title and interest of the Tenant therein and thereto, and this Lease shall thereafter continue in effect with respect to the Leased Premises or such portion thereof as then remains, with a reasonable abatement of Rent, unless the Lease Premises are no longer appropriate for the Tenants purposes.

22. ARBITRATION

            Any disputes or other matters which the parties agree shall be settled by arbitration shall be resolved in accordance with the provisions of the Arbitration Act of Ontario, as amended, subject to the provisions of this Section.

            The Landlord and the Tenant shall select an arbitrator, provided that in the event the parties cannot agree upon an arbitrator, then each party shall nominate one arbitrator and the two arbitrators shall promptly select a third arbitrator to act jointly with them. (If the two arbitrators shall be unable to agree on the selection of a third arbitrator, then upon written application by either of the arbitrators, the third arbitrator shall be appointed by a justice of the Superior Court of Ontario). The arbitration shall take place at such time and location as the arbitrator(s) shall determine for the purpose of hearing such evidence and representation as the Landlord or the Tenant may present. The decision of the arbitrator (or, in the event that there is more than one arbitrator, the majority decision of the arbitrators shall be final and binding. All costs associated with the arbitration hearing may, by the decision of the arbitrator, be borne by one party or may be divided equally between the Landlord and the Tenant.

23. SUCCESSORS and ASSIGNS

            THIS INDENTURE and everything herein contained shall enure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, administrators, successors and assigns, as the case may be, subject to the consent of the Landlord being obtained as hereinbefore provided to any assignment, sublease or parting with possession of the Leased Premises by the Tenant. Notwithstanding any other provision of this Lease, in the event the Landlord sells, transfers or otherwise disposes of ownership of the Leased Premises, the party herein signing as Landlord shall be automatically freed and relieved from and after the date of such transfer or conveyance of any obligations or liability whatsoever provided that the transferee or subsequent owner assumes such obligations or liability and upon any such transfer or conveyance, the subsequent owner or owners of the Leased Premises shall be deemed to be the only "Landlord" as the term is used in this Lease.

            IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective corporate seals, attested by the hands of their respective officers duly authorized in that behalf made as of this

SIGNED, SEALED AND DELIVERED
     IN THE PRESENCE OF              )
                                     )
     /s/ [ILLEGIBLE]                 )  /s/ Ralph Cerundolo
-----------------------------------  )  ----------------------------------------
                                     )              RALPH CERUNDOLO
                                     )
     /s/ [ILLEGIBLE]                 )  /s/ Tony Taurasi
-----------------------------------  )  ----------------------------------------
                                     )             TONY TAURASI
                                     )
                                     ) Carrying on business as T & R
                                     ) CONSTRUCTION AND MANAGEMENT INC.
                                     )
                                     )  TRANSCONTINENTAL GOURMET
                                     )  FOODS INC.
                                     )
                                     )  Per:  [ILLEGIBLE]
                                     )      -----------------------
                                     )                       A.S.O.
                                     )
                                     )                                C/S
                                     )
                                     )  Per:  [ILLEGIBLE]
                                     )      -----------------------
                                     )                       A.S.O.

                                   Schedule A

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
LEGEND

[ILLEGIBLE]

SURVEYOR'S CERTIFICATE

I HEREBY CERTIFY THE FIELD SURVEY REPRESENTED ON THIS PLAN WAS COMPLETED ON THE [ILLEGIBLE]th. DAY OF SEPT., 1987


DATE: OCT. 22, 1987      by /s/ R. Salna
     -----------------     --------------------------------------
                                    R. SALNA
                           ONTARIO LAND SURVEYOR

NOTES

BEARINGS ARE DETERMINED AND ARE DERIVED FROM THE NORTHERN LIMIT OF OSTER LANE AS SHOWN ON REGISTERED PLAN 7925 HAVING A BEARING OF [ILLEGIBLE]

--------------------------------------------------------------------------------

P. SALNA COMPANY LTD.
ONTARIO LAND SURVEYORS

10225 YONGE STREET
RICHMOND HILL, ONTARIO, [ILLEGIBLE]
PHONE: 894-2980 FILE 67-82

--------------------------------------------------------------------------------

(A) KAY ENTERPRISE

                            LEASE AMENDING AGREEMENT

      This agreement made as or this    day of March, 1996

BETWEEN:

                              RAFFAEL CERUNDOLO and TONY TAURASI
                              ----------------------------------
                              Carrying on business as "T & R Construction"

                                             (hereinafter called the "Landlord")

                                                              OF THE FIRST PART;

                                      -and-

                              TRANSCONTINENTAL GOURMET FOODS INC.
                              -----------------------------------
                              a company incorporated under the laws of the Province of Ontario

                                               (hereinafter called the "Tenant")

                                                             OF THE SECOND PART.

            WHEREAS by a lease (hereinafter referred to as the "Lease") dated the 25th day of February, 1992, the Landlord did demise and lease unto the Tenant those certain premises (hereinafter referred to as the "Demised Premises") being UNIT #3 in the property municipally known as 610 OSTER LANE, in the City of Vaughan, as more particularly described in the Lease, for the term of FIVE (5) years commencing on the 1st day of September, 1991, and ending on the 31st day of August, 1996;

            AND WHEREAS the Landlord and the Tenant wish to amend the Lease;

            NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby by each of the parties acknowledged, the parties hereto agree as follows:

1. The description of the Demised Premises contained in the Lease shall be deleted and replaced with the following:

            The Demised Premises comprise Unit #3 (10,490 square feet) and Unit #4 (10,164 square feet) situate in the building municipally known as 610 Oster Lane, Concord as more particularly shown outlined in red on the drawing attached hereto.

2. The term of the Lease shall be extended for a period of THREE (3) YEARS AND ONE (1) MONTH so that the term of the Lease shall expire on the 30th day of December, 1999.

3. The rental rates and amounts contained in the Lease shall be deleted and replaced with the following:

            A) During the rental period commencing on the 1st day of April, 1996 and expiring on the 30th day of September, 1997, the Tenant shall pay monthly base rent in the amount of $7,142.84 on the first day of each and every month to the Landlord representing a rental rate of $4.15 per square foot.

            B) During the rental period commencing on the 1st day of October, 1997 and expiring on the 30th day of September, 1998, the Tenant shall pay monthly base rent in the amount of $7,487.08 on the first day of each and every month to the Landlord representing a rental rate of $4.25 per square foot.

            C) During the rental period commencing on the 1st day of October, 1998 and expiring on the 30th day of December, 1999, the Tenant shall pay monthly base rent in the amount of $8,003.43 the first day of each and every month to the Landlord representing a rental rate of $4.65 per square foot.

4. The Tenant acknowledges and agrees that it and Tasty Batters Inc. shall be jointly and severally responsible throughout the Term for the maintenance, repair and restoration of (a) the floors of the Demised Premises and (b) the rooftop refrigeration/ventilation units situate on the roof of the Demised Premises. The Tenant covenants and agrees to complete all restorative work required by the Landlord prior to surrendering the Demised Premises.

5.    In all other respects the Lease shall remain unamended.

6. This Agreement benefits and binds the parties hereto and their respective heirs, executors, administrators, successors and assigns.

            IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date above first written.

SIGNED, SEALED AND DELIVERED          ) TRANSCONTINENTAL GORMET
in the presence of:                   ) FOODS INC.
                                      )
                                      ) Per: [ILLEGIBLE]
                                      ) ----------------------------------------
                                      )                                   A.S.0.
                                      ) Per:
                                      ) ----------------------------------------
                                      )                                   A.S.0.
                                      ) /s/ Raffael Cerundolo
-----------------------------------   ) ----------------------------------------
           WITNESS                    )           Raffael Cerundolo
                                      )
         [ILLEGIBLE] 6/6/96.          )
-----------------------------------     ----------------------------------------
           WITNESS                                Tony Taurasi

                                        Carrying on business as T & R
                                        Construction

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
LEGEND

[ILLEGIBLE]

SURVEYOR'S CERTIFICATE

I HEREBY CERTIFY THE FIELD SURVEY REPRESENTED ON THIS PLAN WAS COMPLETED ON THE [ILLEGIBLE]th. DAY OF SEPT., 1987


DATE: OCT. 23, 1987      by /s/ R. Salna
     -----------------     --------------------------------------
                                    R. SALNA
                           ONTARIO LAND SURVEYOR

NOTES

BEARINGS ARE DETERMINED AND ARE DERIVED FROM THE NORTHERN LIMIT OF OSTER LANE AS SHOWN ON REGISTERED PLAN 7925 HAVING A BEARING OF [ILLEGIBLE]

--------------------------------------------------------------------------------

P. SALNA COMPANY LTD.
ONTARIO LAND SURVEYORS

10225 YONGE STREET
RICHMOND HILL, ONTARIO, [ILLEGIBLE]
PHONE: 894-2980 FILE 6[ILLEGIBLE]

--------------------------------------------------------------------------------

                            THIS INDENTURE made this
                 IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT.

B E T W E E N:

                               RAFFAEL CERUNDOLO AND TONY TAURASI,
                               c.o.b. T & R CONSTRUCTION,
                               (hereinafter referred to as the "LESSOR")
                                                              OF THE FIRST PART;
                               -and-
                               Transcontinental Gormet Foods Inc., (T.G.F.)
                               (hereinafter referred to as the "LESSEE")
                                                             OF THE SECOND PART.

1. WITNESS that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Lessee to be paid, observed and performed, the Lessor, as owner of the building (hereinafter referred to as the "building") hath demised and leased and by these presents doth demise and lease unto the Lessee ALL THAT certain message or tenement situate, lying and being that part of the building more particularly shown outlined in red on the Plan annexed hereto as Schedule "A" (hereinafter referred to as "the demised premises"), together with the right to use the common outside areas and facilities as hereinafter defined in common with other Lessees of the Lessor.

2. TO HAVE AND TO HOLD the demised premises for and during the term of five (5) year to be computed from the 1st day of September, 1991, and from thenceforth next ensuing and full to be complete and ended on the 3lth day of August, 1996, together with the right of renewal hereinafter contained.

3. (a) YIELDING AND PAYING THEREFORE yearly for the first (1) years of the term hereby granted, unto the Lessor, a rental of THIRTY ONE THOUSAND FOUR HUNDRED AND SEVENTY ($31 470.00) of lawful money of Canada, to be paid in advance, without deduction, in equal consecutive monthly instalments of TWO THOUSAND SIX HUNDRED AND TWENTY TWO DOLLARS ($ 2 622.00) each on the first day of each and every month in each and every year during the first (1) year of the term hereby granted, at the Lessor's Office at 596 Oster Lane, Concord, Ontario, L4K 2C1 or at such other place as the Lessor May hereafter from time to time direct, together with the additional rent hereinafter reserved.

      (b) AND YIELDING AND PAYING THEREFOR yearly for the second (2) year of the term hereby granted, unto the Lessor, a rental of THIRTY FOUR THOUSAND AND NINEY TWO DOLLARS AND FIFTY CENTS ($34 092.50) of lawful money of Canada, to be paid in advance, without deduction, in equal consecutive monthly instalments of TWO THOUSAND EIGHT HUNDRED AND FOURTY ONE DOLLARS AND FOUR CENTS ($2 841.04) each on the first day of each and every month.

      (c) AND YIELDING AND PAYING THEREFOR yearly for the third (3) year of the term hereby granted, unto the Lessor, a rental of THIRTY SIX THOUSAND AND SEVEN HUNDRED AND FIFTEEN DOLLARS ($36 715.00) of lawful money of Canada, to be paid in advance, without deduction, in equal consecutive monthly instalments of THREE THOUSAND AND FIFTY NINE DOLLARS AND FIFTY EIGHT CENTS ($3 059.58) each on the first day of each and every month.

      (d) AND YIELDING AND PAYING THEREFOR yearly for the forth (4) year of the term hereby granted, unto the Lessor, a rental of THIRTY NINE THOUSAND AND THREE HUNDRED AND THIRTY SEVEN DOLLARS AND FIFTY CENTS ($39 337.50) of lawful money of Canada, to be paid in advance, without deduction, in equal consecutive monthly instalments of THREE THOUSAND TWO HUNDRED AND SEVENTY EIGHT DOLLARS AND THIRTEEN CENTS ($3 278.12) each on the first day of each and every month.

      (e) AND YIELDING AND PAYING THEREFOR yearly for the fifth (5) year of the term hereby granted, unto the Lessor, a rental of FORTY ONE THOUSAND AND NINE HUNDRED AND SIXTY DOLLARS ($41 960.00) of lawful money of Canada, to be paid in advance, without deduction, in equal consecutive monthly instalments of THREE THOUSAND FOUR HUNDRED AND NINEY SIX DOLLARS AND SIXTY SEVEN CENTS ($3 496.67) each on the first day of each and every month.

      (f) THE LESSOR hereby acknowledges receipt of the sum of SIX THOUSAND AND FIVE HUNDRED AND FORTY SEVEN DOLLARS AND FIFTY ONE CENTS ($6 547.51) to be applied on account of rent for the first and last months of the term hereby granted. G.S.T. included in receipted total.

4. THE LESSEE COVENANTS AND AGREES with the Lessor as follows:

      (a)   To pay rent.

      (b) To pay to the Lessor in each and every year during the term hereof, as additional rent:

      (i) Its proportionate share of the amount of all taxes, rates, duties and assessments whatsoever, including local improvement rates, whether municipal, parliamentary or otherwise, now charged, levied, rated or assessed, or hereafter to be charged levied, rated or assessed against the building and the lands or any similar taxes not now in existence or contemplated at any time during the term hereof by any competent governmental or municipal body in addition to, or in lieu of, the taxes, rates, duties or assessments hereinbefore referred to; and

      (ii) If the taxes in respect of the building of which the demised premises form part shall be increased by reason if any installations made in or upon, or any alteration made in or to the demised premises by Lessee, the amount of such increase; and

      (iii) If the Lessee or any person, firm or corporation occupying the demised premises or any part thereof shall elect to have the demised premises or any part thereof assessed for separate school taxes, the amount by which the separate school taxes exceed the amount which would be payable by the Lessor for school taxes, had such election not been made, provided that if the Lessee so elects and the separate school taxes paid are less than public school taxes in any year of the term hereby granted, the amount of school tax payable by the Lessee shall be reduced accordingly.

      (iv) Its proportionate share of all taxes, rates, duties and assessments whatsoever, including local improvement rates now charged, levied, rated or assessed, or hereafter to be charged, levied, rated or assessed, upon or in respect of the common outside areas, and including, but without limiting the generality of the foregoing, its proportionate share of all business taxes, if any, from time to time payable by the Lessor in respect of the common outside areas and facilities, or any part thereof.

      (c) To Pay, as and when the same becomes due, and to save the Lessor in all respects harmless with respect thereto, all business taxes from time to time levied against, or payable by the Lessee in respect of the Lessee's occupancy of the demised premises.

      (d) Whenever in this lease reference shall be made to the Lessee's proportionate share of any taxes, costs, charges or expenses, the same shall be that proportion which the area of the demised premises bears to be total floor area (including the demised premises) of the entire building, including any future additions thereto. The area is to be calculated in accordance with the method set forth in paragraph 23 hereof.

      (e) Whenever in this lease reference shall be made to the common outside areas and facilities, the same shall mean all of the lands not for the time being covered by the building (other than any service building for the general benefit of all tenants of the lands) and shall include any improvements (apart from structures erected by the Lessee) thereon and thereto, such as tool sheds, lighting standard and parking signs.

      (f) The tax payments required to be made by the Lessee to the Lessor under the provisions of sub-paragraph (b) hereof shall be paid by the Lessee to the Lessor on presentation to the Lessee of a statement of moneys due by the Lessee supported by copies of tax bills or at the option of the Lessor, the Lessor may estimate on the date of the commencement of each lease year the Lessee's proportionate share of the payments to be made by the Lessee under sub-paragraph
(b) hereof and such amount shall be payable by the Lessee in equal monthly instalments of the days on wish rent is payable hereunder with such amount to be adjusted upon the Lessor finally determining the amount payable under sub-paragraph (b) hereof whereupon any deficiency in payment shall be immediately paid to the Lessor and any overpayment shall at the option of the Lessor either be credited to the Lessee's account or paid to it.

      (g) In each and every year during the term hereof to pay, satisfy and discharge, directly or indirectly, all charges in connection with water, electrical current, gas, rental charges for gas or electrically operated hot water heaters and other public or private utilities or services extraordinary as well as ordinary, supplied at any time to the demised premises.

      (h) To indemnify and keep indemnified the Lessor in respect of all losses, costs, charges, penalties and expenses occasioned by, or arising from, the non-payment of any and every tax, rate, assessment, charge, expense or fee, including any business or similar tax assessed against the Lessee or any sub-tenant or licensee or other persons occupying the demised premises or any part thereof, and provided that the same shall be a charge on the demised premises or in any way the ultimate responsibility of the Lessor, unless the same shall have already been paid by the Lessee to the Lessor, and provided that the same shall not be of a kind personal to the Lessor, such as taxes on the income of the Lessor.

      (i) At its own expense, to properly carry out all repairs, which repairs shall include without limiting the generality of the foregoing leaks to the roof of the demised premises, replacements, maintenance, and painting of the demised premises and of all machinery and equipment situate therein or thereon (both inside and outside and including any stairs or platform leading thereto, and to repair and maintain the demised premises, reasonable wear and tear ( not inconsistent with the maintenance of the building as first class industrial premises having regard for the then age of the building ) and structural defects to the roof, walls, foundations and cracks to floors not caused by the Lessee's acts, omissions or neglect, only excepted.

      (j) To promptly comply with and conform to the requirement of all applicable statutes, laws, by-laws, regulations, ordinances and orders from time to time, or at any time in force during the term hereof and affecting the condition, equipment, maintenance, use or occupation of the demised premises and with every applicable regulation, order and requirement of the Insurer's Advisory Organization of Canada, or any body having a similar function or of any liability or fire insurance company by which the Lessor and Lessee or either of them may be insured at any time during the term thereof.

      (k) In the event of the observance of any apparent structural defect or material damage to the demised premises by any cause, to give notice in writing to the Lessor of such defect or damage forthwith upon the same becoming known to the Lessee; Provided that if such defects or damages becomes know to the Lessee or reasonably should have been observed by the Lessee and the Lessee fails to give notice thereof to the Lessor, the Lessee shall be liable for such of the costs incurred by the Lessor in repairing the said defect or damage as can be shown to be directly attributable to the actions of the Lessee and those for whom in law the Lessee is responsible (including additional costs incurred by the Lessor in repairing such defects or damages for reason of the failure of the Lessee to give such notice) after such defect or damage became known to the Lessee or reasonably should have been observed by the Lessee.

      (l) To permit the Lessor at all reasonable times to enter upon and view the state of repair and maintenance of the demised premises and to comply with all reasonable requirement of the Lessor with respect to the care, maintenance of the demised premises and to comply with all reasonable requirement of the Lessor with respect to the care, maintenance and repair thereof, subject to the exceptions hereinbefore provided.

      (m) That upon the expiration of the term hereby granted the Lessee will peaceable surrender, quit and deliver up the demised premises to the Lessor in a good state of repair and maintenance, subject to the exceptions herein provided.

      (n) At its own expense, to keep entrances and all steps and platforms leading to the demised premises clear of all snow, ice and debris.

      (o) That it will not carry on, or permit to be carried on, in or about the demised premises any business activity which shall, upon reasonable grounds, in the opinion of the Lessor, be deemed to be a nuisance, nor will it omit to do or permit to be omitted to be done anything in respect of the demised premises, the omission of which shall, upon reasonable grounds in the opinion of the Lessor, be deemed to be a nuisance, provided that activities carried on only be the Lessee in its ordinary course of business shall be deemed not to be nuisance. The demised premises shall only be used, to the extent permitted by the relevant zoning by-laws for the purposes of offices, showroom, warehouse and general manufacturing.

      (p) To assume the sole responsibility for and the cost of heating of the demised premises with the heating equipment supplied by the Lessor.

      (q) That the Lessee may assign, sublet or part with possession of the demised premises or any part thereof, or share the occupation of the demised premises or any part thereof with the consent of the Lessor in writing, which consent may not be unreasonably or arbitrarily withheld.

      (r) That it may not place anything on the roof or in any way make any opening in the roof for stacks or other purposes, or in any way alter the walls or structure of the demised premises without the written consent of the Lessor, which consent may not be unreasonably or arbitrarily refused.

      (s) That it will during the whole of the term hereby granted pay to the Lessor as hereinafter provided, as additional rent, its proportionate share of all premiums with respect to insurance to be placed by the Lessor and described as follows:

      (i) Fire, extended coverage and malicious damage insurance, for the full replacement value of the building, its improvements and equipment and including fire rental income insurance.

      (ii) Broad boiler and unfired pressure vessels insurance including repair or replacement and rental income coverage in amounts reasonably satisfactory to the Lessor, if required by the Lessor.

      (iii) Plate Glass Insurance, if required by the Lessor, provided the Lessee may self-insure plate glass;

      (iv) Such other insurance coverage, including liability insurance in the minimum amount to be determined by the Lessor (and which liability insurance shall show the Lessor and Lessee as insured thereunder) as may be or become customary for owners of property to carry respecting loss of or damage to or occurring on the demised premises or common outside areas; or liability therefrom specifically including any insurance required by reason of the introduction by or on behalf of the Lessee, or any persons, firms or corporations claiming through or under it of any radioactive or hazardous material or substances into or about the demised premises, or on the common outside areas.

            AND all such insurance coverage shall be kept and maintained with a member of the Insurer's Advisory Organization of Canada, and in no event shall the coverage be less than the minimum required by any institution then holding a mortgage on the demised premises. The Lessee shall pay to the Lessor as additional rent, its proportionate share of the amount of the insurance premiums payable to maintain the insurance coverage herein contemplated. The Lessor shall deliver certified copies of all such policies of insurance coverage to the Lessee. The Lessee shall not do or permit to be done any act or thing whereby the insurance coverage or any of them hereinbefore contemplated may be increased in premium or cancelled by the insurer, or the demised premises shall be rendered uninsurable, and if by reason of any act done or permitted or omission, as the case may be, by the Lessee, the said insurance coverage or any of them shall be increased in premium, with respect to the entire coverage and this notwithstanding that the Lessee occupies only a portion of the building covered by such insurance coverage, and if the demised premises shall be rendered uninsurable or if the said insurance coverage or any of then shall be cancelled by reason of any act done or permitted, or omission, as the case may be, by the Lessee, and shall not be susceptible of being replaced, the Lessor, after giving the Lessee at least fourteen (14) days within which to replace the insurance coverage or coverage shall, at its absolute discretion, have the right to determine that the term hereof has expired and in such event the Lessee shall deliver up possession of the demised premises as if the term of this lease had expired.

      (t) Not to use any outside garbage or other containers unless approved by the Lessor, and such permission not to be unreasonably or arbitrarily withheld, or to allow any ashes, refuse, garbage or other loose materials to accumulate in or about the demised premises.

      (u) (i) That it will, during the whole of the term hereby granted, pay the Lessor as additional rent as hereinafter provided, its proportionate share of the costs incurred by the Lessor in cleaning and maintaining the common outside areas and facilities as hereinbefore defined, including, but without limiting the generality of the foregoing, snow removal, gardening, and maintenance, including repairs and maintenance and replacements of paving, curbs, walkways, landscaping, and drainage as may from time to time become necessary, and other reasonable costs which may be incurred with respect to the said common outside areas and facilities;

            (ii) The manner in which the said common outside areas and facilities be maintained shall be at the sole discretion of the Lessor provided that the said manner shall be reasonable and in keeping with the maintenance of a first class industrial building having regard for the then age of the building.

      (v) The Lessor may, at its option, estimate, on the date of the commencement of each lease year, the Lessee's proportionate share of the additional rent and other charges herein to be paid by the Lessee and such amount shall be payable by the Lessee in equal monthly instalments on the days on which rent is payable hereunder, and such amount is to be adjusted upon the Lessor finally determining such additional rent and other charges herein, whereupon any deficiency in payment shall be immediately paid to the Lessor and any overpayment by the Lessee shall at the option of the Lessor either be credited to the Lessee's account or paid to it.

      (w) The Lessee acknowledges that the demised premises comprise part of the building and that the building may be served by common drainage, water systems and sprinkler systems, as well as electrical systems, and in the event that the repairs are necessary to any of such systems in any portion of the building, save by reason of negligence of the Lessor, or any other Lessee or Lessees occupying other portions of the building, or their servants, employees or agents, then the Lessee covenants to forthwith pay to the Lessor its proportionate share of the total cost of such repairs forthwith upon receiving written demand therefor; and the Lessor's servants, employees or agents shall have reasonable access to the demised premises for the purpose of making the necessary repairs herein contemplated without liability for any disturbance, or business interruption which may be caused in do doing, and for greater certainty, it is expressly agreed that if any of such common systems shall have been damaged or shall have become inoperative by reason of the negligence of the Lessee, its servants, employees or agents, then the entire cost of repairing the same shall be borne by the Lessee.

      (x) The Lessee acknowledges that one or more of the walls of the demised premises are party walls which may be used as to the portion adjacent to the demised premises by the adjoining Lessee, or by the Lessor, and the Lessee covenants and agrees that as to any repairs required to that said party wall required to be made under the provisions of sub-paragraph 4(i) hereof, it will bear one-half of the cost of such repairs, unless such repairs are necessitated wholly by reason of the negligence of the Lessee in which event the Lessee shall be responsible for the entire cost of such repairs, and in the event that repairs are made necessary by reason of the negligence of the Lessor, or the adjoining Lessees, then the cost of repairs shall not be borne by the Lessee, and the Lessee covenants that it will forthwith pay the cost of such repairs to the said party walls for which it is responsible hereunder forthwith upon receiving written demand therefor.

5. PROVIDED that the Lessee may remove its fixtures, including lighting fixtures and exhaust fans, provided that the lessee shall not remove or carry away form the demised premises or common outside areas any buildings or part thereof or an plumbing, heating, ventilating, wiring or electrical panels and services, or other building services; provided the Lessee shall repair any damage occasioned to the premises by the installation or removal of its fixtures and shall restore the demised premises to the state that existed prior to such installation.

6. PROVIDED that if the term hereby granted or any of the goods and chattels of the Lessee shall be at any time seized or taken in execution or in attachment by any creditor of the Lessee or if a Writ of Execution shall issue against the goods or chattels of the Lessee, or if the Lessee shall execute any chattel mortgage or bill of sale of any of its goods or chattels other than in the ordinary course of its business, or if the Lessee shall make any assignment for the benefit of creditors or commit any other act of bankruptcy as defined in the Bankruptcy Act of Canada or any amendment thereto, or becoming a bankrupt or insolvent shall take the benefit of any Act which may be in force for bankrupt or insolvent debtors, or shall attempt to abandon the demised premises or to sell or dispose of its goods or chattels so that there would not, in the event of such sales or disposal, be, in the opinion of the Lessor, a sufficient distress on the demised premises for the then accruing rent and moneys accruing hereunder as rent, then the current month's rent, together with rent for the three months next ensuing (and for purposes hereof rent shall include all moneys designated to be paid as additional rent, including, but without limiting the generality of the foregoing, against billing on account of taxes, insurance premiums and maintenance of the common outside areas and facilities:, shall immediately become due and payable on presentation of invoices and the said term shall at the option of the Lessor forthwith become forfeited and determined, in which event the Lessor may re-enter and take possession of the demised premises as though the Lessee, or any occupant or occupants of the demised premises was or were holding over after the expiration of the term without any right whatsoever, provided that no action by the Lessor in so doing shall be deemed to relieve the Lessee of its obligations for the payment of rent and additional rent of any other moneys payable hereunder.

7. Provided that in case of removal by the Lessee of its goods and chattels from the demised premises, the Lessor may follow the same for thirty (30) days, in the same manner as is provided for in The Landlord and Tenant Act; and notwithstanding anything contained in The Landlord and Tenant Act, or any other statute or any other subsequent legislation, none of the goods or chattels of the Lessee at any time during the continuance of the term hereby granted on the demised premises shall be exempt from levy by distress for rent in arrears, and that upon any claim being made for any exemption by the Lessee on a distress made by the Lessor this covenant may be pleaded as an estoppel against the Lessee in any action brought to test the right to the levying upon any such goods, the Lessee waiving as it hereby does any exemptions from distress with might have accrued to the Lessee under the provisions of The Landlord and Tenant Act.

8. Proviso for re-entry by the Lessor on non-payment of rent or non-performance of covenants. In the event that the Lessee shall be in default of any of its covenants hereunder, including the covenant of the Lessee to pay rent or additional rent, the Lessor shall give to the Lessee notice in writing stating the said default with reasonably sufficient particulars, and requiring that the said default be remedied and that if such default is not remedied by the Lessee with fifteen (15) days after the receipt of such notice, the Lessor may at its option either enter into and upon the demised premises or any part thereof in the name of the whole and have again, repossess, and enjoy the same as of its former estate and the said lease shall thereupon terminate, or itself take steps and to do or cause to be done such things as may be necessary to remedy and correct such defaults. Provided further that in the event that the Lessor shall be entitled to, and shall elect to make a re-entry as hereinbefore provided for, any re-entry or other action so taken shall not deemed to relieve the Lessee of its obligation to pay rent and other moneys payable as rent hereunder and such rent and other moneys payable as rent in accordance with the provisions hereof shall continue to accrue and be payable until such time as the Lessor is able to re-let the premises, or otherwise deal with the same in such manner that it did not sustain any loss should the Lessee thereafter fail to pay the rent and other moneys payable as rent or otherwise under this lease. Provided further that in addition to all other rights hereby reserved to it, the Lessor shall have the right to re-enter the demised premises as the agent of the Lessee either by force or otherwise, without being liable for any prosecution therefor, and to re-let the whole or any portion of the demised premises for any period equal to or greater or less than the remainder of the then current term of the lease and to receive the rent therefor, said rent to be any sum which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate and in connection with any such lease, the Lessor may make changes in the character of the improvements of the demised premises as the Lessor may determine to be appropriate or helpful in effecting such lease; but in no event shall the Lessor be under any obligation to re-let the demised premises in whole or in part for any purpose which the Lessor may regard as injurious to the demised premises, or to any lessee which the Lessor, in the exercise of reasonable discretion, shall deem to be objectionable and to apply any rent derived from so re-letting the demised premises upon account of the rent due hereunder, and the Lessee shall remain liable to the Lessor for the deficiency, if any, it being the intention hereof that nothing herein contained and no entry made by the Lessor hereunder shall in any way release the Lessee from the payment of the rent hereby reserved during the term hereof beyond such sum as may be realized by the Lessor by such re-letting or by the proceeds of any distress made by the Lessor against the Lessee; and provided that the Lessor shall not in any event be required to pay to the Lessee any surplus of any sums received by the Lessor on a re-letting of the demised premises in excess of the rent reserved hereunder.

9. Provided that should the Lessee remain in possession of the demised premises after the termination of the original therm hereby created, without other special agreement, granted that three (3) months notice was given to the Lessor, it shall be as a monthly tenant at a monthly rental equal to the rental payable during the last month of the term hereof, payable on the first day of each and every month and subject in other respects to the terms of this lease, including those provisions requiring the payment of additional rent in monthly instalments.

10. The Lessor covenants with the Lessee as follows:

      (a) For quiet enjoyment

      (b) That the Lessee shall have the right from time to time to make alterations and changes in the interior of the demised premises as it may find necessary for its purposes and at its own expense, provided that plans for such alterations or changes shall be delivered to the Lessor and the consent of the Lessor in writing shall first be obtained, such consent not to be unreasonably or arbitrarily withheld.

      (c) That the Lessor has in it good right, full power and absolute authority to lease the demised premises with their appurtenances according to the true intent of this indenture, and that it will execute such further assurances with respect thereto as may be reasonably required.

11. Provided and it is expressly agreed that if and whenever during the term hereby demised the demised premises shall be destroyed or damaged by any casualty, then the following provisions shall apply:

      (a) If the damage or destruction is such that the demised premises are rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy them and it in either event the damage, in the opinion of the Lessor and Lessee, to be given to the Lessee within fifteen (15) day of the happening of such damage or destruction, cannot be repaired with reasonable diligence within sixty (60) days from the date the Lessor has given its opinion, then either the Lessor or the Lessee may within five (5) days next succeeding the giving of the Lessor's opinion as aforesaid, terminate this lease by giving to the other notice in writing of such termination, in which event this lease and the term hereby demised shall cease and be at an end as of the date of such destruction or damage and the rent and all other payments for which the Lessee is liable under the terms of this lease shall be apportioned and paid in full to the date of such destruction or damage; in the event that neither the Lessor nor the Lessee so terminate this lease, then the Lessor shall repair the said building with all reasonable speed and the rent hereby reserved shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling the Lessee to use and occupy the demised premises.

      (b) If the damage be such that the demised premises are wholly unfit for occupancy, or if it is impossible or unsafe to use or occupy them, but if in either event the damage, in the opinion of the Lessor, to be given to the Lessee within fifteen (15) days from the happening of such damage, can be repaired with reasonable diligence within sixty (60) days from the date the Lessor has given its opinion, then the rent hereby reserved shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling the lessee to use and occupy the demised premises, and the Lessor shall repair the damage with all reasonable speed.

      (c) If the damage is such that the demised premises are only partially damaged or destroyed, and in the opinion of the Lessor, to be given to the Lessee within fifteen (15) days from the happening of such damage, can be repaired with reasonable diligence within sixty (60) days from the date the Lessor has given its opinion, then the rent hereby reserved shall abate in the proportion that the part of the demised premises so damaged bears to the whole of the demised premises, and the Lessor shall repair the damage with all reasonable speed. Provided that in the event of partial damage to the building with no damage to the demised premises, rent shall not abate and the Lessee shall continue to use and occupy the demised premises, and the Lessor shall repair the damage to the building with all reasonable speed.

12. The Lessee hereby covenants and agrees with the Lessor that the Lessor shall not be liable for, and the Lessee shall save harmless the Lessor from any and all liability , coasts, claims, demands or actions for damages, injury or loss, suffered or sustained by any person or persons in or about the demised premises or any part thereof, and for damage or injury to the property of any person or persons occasioned by the Lessee, it's customers, employees, servants or agents, or by their neglect, default or misconduct or occasioned by reason of any other cause or matter whatsoever, and in particular, but without in any way limiting the generality of the foregoing, the Lessor shall not be liable for any damages to any such property cased by steam, water, rain or snow which may leak into, issue or flow from any part of the demised premises or from the water, steam, sprinkler or drainage pipes or plumbing works of the same or from any other place or quarter or for any damage caused by, or attributable to, the condition or arrangement of any electrical or other wiring and the covenants of indemnity herein contained in respect of damage to property, injury or death, occurring during the term of this lease shall survive the termination of this lease, anything herein to the contrary notwithstanding, but nothing herein shall relieve the Lessor for liability arising by reason of the negligence of the lessor, its servants or agents or those for whom the Lessor is in law responsible.

13. In the event that the Lessee shall make default in the payment of any sum required to be paid by it or shall make default in the performance of any covenant or the doing of any thing required to be performed or done by it hereunder, than the Lessor shall have the right to pay any such sum so in default or to perform or do any such thing and such sums so in default or to perform of do any such thing and such sums so paid or the costs or performing or doing such tings, and in every such case, shall be deemed to be additional rent payable under the provisions of this lease and the Lessor shall be entitled to charge all such sums or moneys to the Lessee and the Lessee shall pay them forthwith on demand; and the Lessor in addition to any other rights, shall have the same remedies and may take the same steps for the recovery of all such sums or moneys as it might have taken for the recovery of rent in arrears under the terms of this lease. All arrears of rent and moneys payable as rent or additional rent under the terms of this lease which may be in arrears shall bear interest at the rate of two per cent (2%) per annum above the prime lending rate of the Lessor's bank calculated and payable monthly from the time such arrears become due and payable until paid to the Lessor.

14. The Lessor shall have the right at any time during the term hereby demised to place upon the demised premises a notice of reasonable dimensions and reasonably placed so as not to interfere with the Lessee's business, stating that the demised premises are for sale, and at any time during the last six (6) months of the term that the demised premises are to let, and the Lessee shall not remove such notices, or permit the same to be removed.

15. Any building, erection or improvement placed or erected in or upon the demised premises, or upon the lands, apart from the Lessee's fixtures, shall become a part thereof and shall, to the extent that the same are utilized by the Lessee, be subject to all of the provisions of this lease. No building, erection or improvement shall be erected in or upon, or adjacent to the demised premises, or upon the lands, without the prior written consent of the Lessor.

16. The Lessee covenants that it will if and whenever reasonably required by the Lessor, and at the Lessor's expense, if necessary, consent to and become a party to any reasonable instrument relating to this lease, including the delivery of statements as to the status of this lease, which may be required by or on behalf of any purchaser, mortgagee or insurer or other person, firm or corporation which may have an interest in the demised premises and in addition the Lessee shall execute such documents which may be necessary to cause this lease to be subordinated to any incidental mortgage or charge against the lands and building, provided that the Lessor will obtain from any existing Mortgagee and any future Mortgagee of the demised premises an agreement in writing to the effect that if such Mortgagee takes any action under its mortgage to realize its security in the demised premises by way of foreclosure, possession or otherwise, such Mortgagee will permit the Lessee to remain in possession of the demised premises and to enjoy all its rights and privileges under this lease provided that the Lessee performs and observes all the covenants, provisions, terms and conditions on the part of the Lessee in the Lease.

17. The Lessee shall have the right, at its own expense to attach, paint or display such signs, sign boards, posters, flags or other advertisements or decorations in or about the demised premises, provided that it shall have first obtained the consent in writing of the Lessor thereto, such consent not to be unreasonably or arbitrarily withheld, and provided that the same shall be removed by the Lessee at the expiration of the term hereof and the Lessee shall thereupon restore the demised premises to their former condition. The Lessee acknowledges and agrees that the Lessor is interested in all of the lands, and accordingly reserves the right to regulate all signs, sign boards posters, flags, advertisements or other decorations in its sole and entire discretion in order to maintain a unanimity in the area and to protect the aesthetics thereof for its own benefit and for the benefit of the Lessee and other interested persons, and that the aforesaid covenant by the Lessor not to unreasonably or arbitrarily withhold its consent shall be construed accordingly. The lessee shall indemnify the Lessor against any loss or damage caused to any person, firm, corporation or thing as a result of the placing or use of any sign, sign board, poster, flag, advertisement or other thing of a similar nature in or about the demised premises in contravention of the terms of this paragraph.

18. (a) The Lessee acknowledges and agrees that the Lessor shall have the right to promulgate reasonable rules and regulations, copies of which shall be delivered to the Lessee to regulate the use of the common outside areas and facilities about the building, provided that such restrictions shall not hinder the use of the demised premises by the Lessee. The Lessee agrees that for its benefit and welfare, and for the benefit and welfare of lessees occupying other parts of the building and using the said common outside areas and facilities, such reasonable rules binding upon the Lessee, provided that nothing herein contained shall require or be deemed to require the Lessor to promulgate any such rules or regulations or to regulate in any manner whatsoever the use of the common outside areas and facilities.

      (b) The Lessee, its employees, invitees, and customers and persons connected with the Lessee (subject and except as in this lease provided), as appurtenant to the demised premises during term of this lease and any renewal period thereof shall have the right in common with others entitled thereto from time to time to use the driveways, walkways, lawns, if any ramps and other common outside areas and facilities in and about the lands as may from time to time be designated by the Lessor. The Lessee shall not reasonably block or in any manner hinder the Lessor, other Lessees or persons claiming through or under them or any of them who may be authorized by the Lessor to utilize the common outside areas and facilities from so doing. The Lessor may in its discretion from time to time permit certain lessees or others to have the exclusive use of portions thereof to the exclusion of other lessees.

      (c) Subject as herein provided, the Lessor shall have the right to make such changes and improvements or alterations as the Lessor may from time to time in its discretion determine in respect of the common outside areas and facilities, or any part thereof.

19. The Lessor and any persons authorized by the Lessor shall have the right to install, maintain and/or repair pipes, wires, ducts or other installations in, under or through the demised premises, or in, under or through the common outside areas and facilities, for or in connection with the supply of any services to the demised premises or other premises in the building, but nothing herein contained shall oblige the Lessor to make such installations or do such maintenance or effect such repairs. The Lessor shall make all such repairs as quickly as possible and in such manner as to not inconvenience the Lessee to the least possible extent, but the Lessor shall not be liable for any losses or damages which may be incurred by the Lessee as a result thereof.

20. The failure of the Lessor of Lessee to insist upon a strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed to be a waiver of any rights or remedies that the Lessor or Lessee may have and shall not be deemed to be a waiver of any subsequent breach or default in any of such agreements, terms, covenants, and conditions. All rights and powers reserved to be the Lessor or Lessee hereunder may be exercised either by the Lessor or Lessee or their respective agents or representatives from time to time and all such rights and powers shall be cumulative and not alternative.

21. Any notice, request or demand herein provided or permitted to be given by the Lessee to the Lessor shall be sufficiently given if mailed in Ontario by postage prepaid registered mail, or personally delivered to the Lessor addressed to 596 Oster Lane, Concord, Ontario, L4K 2C1 and any notice herein provided or permitted to be given by the Lessor to the Lessee shall be sufficiently given if mailed in Ontario, by postage prepaid registered mail, or personally delivered to the Lessee addressed to it at the demised premises. Any such notice given as aforesaid shall be conclusively deemed to have been given on the day on which such notice is delivered, or on the third business day following the day upon which such notice is mailed, as the case may be. Either party may, at any time, give notice in writing to the other to the other of any change of address of the party giving such notice, and from and after the giving of such notice, the address therein specified shall be deemed to be the address of such party for the giving of notices hereunder. The word "notice" in this paragraph shall be deemed to include any request, statement or other writing in this lease provided or permitted to be given by the Lessor to the Lessee or by the Lessee to the Lessor

22. If at any time during the term hereby granted any public body or paramount authority shall take or expropriate the whole or a portion of the demised premises, then the following provision shall apply:

      (a) If such expropriation or compulsory taking does not materially affect the Lessee's use or enjoyment of the demised premises, then the whole of the compensation awarded for settlement for the lands, or portion of the demised premises so taken or expropriated, whether fixed by agreement or otherwise, shall be paid or received by the Lessor, and the Lessee hereby assigns transfers and sets over unto the Lessor all the right, title and interest of the Lessee therein and thereto, and this lease shall thereafter continue in effect with respect to the demised premises or such portion thereof as then remains, without abatement of rent.

      (b) If such expropriation or compulsory taking does materially affect the Lessee's use or enjoyment of the demised premises, then this lease shall be deemed to terminate and the term hereof shall terminate on the date upon which the expropriating or taking authority requires possession of the lands so expropriated to taken, and in such event the Lessor shall be entitled to receive the entire compensation awarded or settlement for the land and/or building so taken or expropriated, whether fixed by agreement or otherwise, save and except for that portion thereof as is specifically awarded or allocated in respect of leasehold improvements, or other interest, made by the Lessee.

23. The rent herein (not including additional rent otherwise provided for) is calculated on the basis that the demised premises contain by admeasurement an area of 10 490 square feet, at an annual rent of $3.00 per square foot for the first (1) year of the original term hereof, an annual rent of $3.25 per square foot for the second (2) year of the original term hereof, an annual rent of $3.50 per square foot for the third (3) year of the original term hereof, an annual rent of $3.75 per square foot for the forth (4) year of the original term hereof, and an annual rent of $4.00 per square foot for the fifth (5) year of the original term hereof. When the demised premises have been completed, then the area thereof shall be calculated by the Lessor measuring the same from the exterior face of the exterior wall and across the extension of the planes thereof over the opening for door and windows (save and except that if any doors and/or windows project beyond the exterior face of the exterior wall, then such projection shall be measured from the exterior face of the door and/or window from and across the extension of the planes thereof) to the centre line of any party wall or partition. In the event that the demised premises are found to have an area either more or less than the area referred to above, then the rental hereinbefore set forth (and the monthly rental consequent thereupon) shall be adjusted upward or downward accordingly, at the said rate(s).

24. The Lessor covenants with the Lessee that if the Lessee duly and regularly pays the said rent and performs all the covenants and provisos and requirements herein and on the part of the Lessee to be paid and preformed, that the Lessee shall have the option of renewing this lease for a further term of up to five
(5) year upon the same terms years upon the same terms and conditions save and except that there shall be no further right of renewal and save and except that the rental for the renewal term shall be such an amount as is determined by the Lessor and Lessee by common agreement, and failing agreement the rent shall be determined by arbitration as provided for under The Arbitrations Act of Ontario (whereupon such determination shall be binding on the parties with no recourse to appeal) but in no event shall the rental for the renewal term be less than the rental for the last year of the original term therein granted. The Lessee shall exercise its right of renewal by delivering to the Lessor in writing notice of the Lessee s intention to renew at least six (6) months prior to the expiry of the original term herein failing which the Lessee's right to renewal shall be deemed to be null and void. In the event the rental to be paid during the renewal term has not be determined in accordance with the foregoing provisions on or before the expiry of the original term of the lease, the Lessor shall have the right to establish the monthly rental during the renewal term and such rental shall be paid by the Lessee until the rental has been determined by common agreement or arbitration as hereinbefore provided whereupon the Lessor and the Lessee shall adjust the rental theretofore paid by the Lessee.

25. This indenture and everything herein contained shall enure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, administrators, successors and assigns, as the case may be, subject to the consent of the Lessor being obtained as hereinbefore provided to any assignment, sublease or parting with possession of the demised premises by the Lessee.

26. Wherever the context so requires, the terms "Lessee" and "Sub-Lessee" herein shall be deemed to include the singular, plural, masculine, feminine and neuter, and when applied in the plural , shall apply to such parties jointly and severally.

27. North American Frozen Pastries Inc. has assigned the original lease signed August 23, 1991 to Transcontinental Gourmet Foods Inc. (T.G.F.) provided the lease remains in good standing and guaranteed by North American Frozen Pastries Inc.

      In witness whereof the parties hereto have hereunto affixed their respective corporate seals, attested by the hands of their respective officers duly authorized in that behalf this 25th day of February , 1992.


SIGNED, SEALED AND DELIVERED       )    /s/ Raffaele Cerundolo
  in the presence of               )    ----------------------------------------
                                   )             Raffaele Cerundolo
                                   )
                                   )
                                   )    ----------------------------------------
                                   )                Tony Taurasi
                                   )
                                   )    Name of Lessor
                                   )    Per /s/ [ILLEGIBLE]
                                   )    ----------------------------------------
                                   )                                      A.S.0.
                                   )
                                   )    Per
                                   )    ----------------------------------------
                                   )                                      A.S.0.